UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 3, 2019

PATTERN ENERGY GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1088 Sansome Street

San Francisco, CA 94111

(Address and zip code of principal executive offices)

(415) 283-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A common stock	PEGI	Nasdaq Global Select Market
Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 3, 2019, Pattern Energy Group Inc., a Delaware corporation (the “Company”), Pacific US Inc., a Delaware corporation (“Parent”) that is controlled by Canada Pension Plan Investment Board (“CPPIB”), and Pacific BidCo US Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides for, among other things and subject to the satisfaction or waiver of certain specified conditions set forth therein, the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

The Company’s Board of Directors (the “Board”) approved the Merger Agreement and the transactions contemplated thereby following the recommendation of a special committee of the Board (the “Special Committee”) consisting solely of independent and disinterested directors, to which the Board had delegated exclusive authority to consider and negotiate the Merger Agreement and the transactions contemplated thereby.

Pursuant to the Merger Agreement, each share of Class A common stock, par value $0.01 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than shares of Company Common Stock held by Parent or Merger Sub, shares of Company Common Stock owned by the Company (including shares held in treasury) and shares of Company Common Stock owned by stockholders who have properly made and not withdrawn or lost a demand for appraisal rights under Delaware law) will be converted into the right to receive $26.75 in cash, without interest and subject to applicable withholding taxes.

Pursuant to the Merger Agreement, except as provided in the following sentence, (i) each outstanding Company restricted share with vesting conditioned on the passage of time will be vested and all restrictions thereon will lapse in full as of immediately before the Effective Time, and each such Company restricted share will be canceled and converted into the right to receive the Merger Consideration, (ii) each outstanding Company performance share will be vested based on the maximum level of performance and all restrictions thereon will lapse in full as of immediately before the Effective Time, and each such Company performance share will be canceled and converted into the right to receive the Merger Consideration, (iii) each outstanding Company restricted stock unit will be vested and all restrictions thereon will lapse in full as of immediately before the Effective Time and each such Company restricted stock unit will be canceled and converted into the right to receive an amount in cash, without interest, equal in value to the product of (x) the Merger Consideration multiplied by (y) the aggregate number of shares of Company Common Stock subject to such Company restricted stock unit award immediately before the Effective Time and (iv) each outstanding Company stock option will be canceled and converted at the Effective Time into the right to receive an amount in cash, without interest, equal to the product of (x) the excess, if any, of the Merger Consideration over the per share exercise price of the applicable Company stock option multiplied by (y) the aggregate number of shares of Company Common Stock subject to such Company stock option immediately before the Effective Time. Company restricted shares and Company performance shares held by certain members of management will either (A) be cancelled and the holder will be issued units in a newly formed entity or (B) converted into restricted shares of the surviving Company, in each case, with the same terms and conditions, except the Company performance shares will be deemed satisfied at the maximum level of performance.

The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the Merger at a special stockholder meeting that will be held on a date to be announced as promptly as reasonably practicable following the customary SEC review process (the “Company Meeting”). The closing of the Merger is subject to a condition that the Merger Agreement be adopted (a) by the affirmative vote of the holders of a majority of all of the outstanding shares of Company Common Stock and preferred stock, par value $0.01 per share, of the Company (“Company Preferred Stock”) entitled to vote thereon, voting together as a single class, and (b) if Canadian Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions (“MI 61-101”) applies to the Merger, the approval of the Merger by a majority of the votes cast by the holders of the outstanding shares of Company Common Stock in a vote of such holders entitled to vote on such matter other than persons whose votes are to be excluded under Part 8 of MI 61-101, including the Company, any “interested party” of the Company and any “related party” of an interested party of the Company (each as defined under MI 61-101), in each case at the Company Meeting (such adoption and approval, collectively, the “Requisite Company Approvals”). Consummation of the Merger is also subject to (i) the receipt of required governmental and regulatory approvals, (ii) the absence of any order enacted, issued, promulgated or enforced by any court or other governmental authority that restrains, enjoins or otherwise prohibits consummation of the Merger and (iii) other customary closing conditions, including the accuracy of each party’s representations and warranties, and each party’s compliance with its covenants and agreements contained in the Merger Agreement (subject in the case of this clause (iii) to certain materiality qualifiers). The closing of the Merger is not conditioned upon the closing of the transactions contemplated by the Contribution and Exchange Agreement (as described below).

Parent has obtained equity financing commitments and debt financing commitments to finance the transactions contemplated by the Merger Agreement and to pay related fees and expenses. CPPIB has committed to provide capital to Parent with an equity contribution of up to $2,640 million subject to the terms and conditions set forth in an equity commitment letter. Bank of Montreal, BMO Capital Markets Corp., Citigroup Global Markets Inc., Royal Bank of Canada and RBC Capital Markets have agreed to provide committed debt financing of $950 million. The obligations of the lenders to provide debt financing under the debt commitment letter are subject to a number of customary conditions.

The Merger Agreement includes certain representations, warranties and covenants of the Company, Parent and Merger Sub that are customary for transactions of this type, including, among other things, covenants by the Company to (i) conduct its business in the ordinary course consistent with past practice during the interim period and (ii) call a special meeting of the stockholders to adopt the Merger Agreement. The Merger Agreement also contains a covenant that Parent will not enter into or agree to any amendment, supplement, waiver or modification of the Contribution and Exchange Agreement to the extent such amendment, supplement, modification, waiver or consent could impede or delay in any material respect the closing of the Merger or otherwise adversely affect the Company prior to the closing of the Merger.

During the period from November 3, 2019 and continuing until 11:59 p.m. (Eastern Time) on December 8, 2019 (the “Go-Shop Period”), the Company is permitted to solicit, initiate or encourage company acquisition proposals and engage in, enter into, continue or otherwise participate in any discussions or negotiations with respect to any acquisition proposal, subject to certain restrictions, including restrictions on solicitations with respect to certain parties. At the end of the Go-Shop Period, the Company is required to cease such activities, and is subject to customary non-solicitation restrictions on its ability to solicit third party proposals relating to alternative transactions or to provide information to and engage in discussions with a third party in relation to an alternative transaction, subject to certain customary exceptions to permit the Board to comply with its fiduciary duties.

The Board has resolved to recommend that stockholders vote to adopt the Merger Agreement. Prior to obtaining the Requisite Company Approvals, under specified circumstances the Board may change its recommendation that stockholders vote to adopt the Merger Agreement if the Board has determined in good faith (after consultation with its financial advisors and outside legal counsel) that the failure to make a change of recommendation would be inconsistent with its fiduciary duties as a result of (i) a material event, development, circumstance, occurrence or change in circumstances or facts (other than any changes in the market price or trading volume of the Company Common Stock or in relation to an alternative proposal) that was not known to or reasonably foreseeable by the Board, the Special Committee or any other duly authorized committee of the Board, as applicable, as of the date of the Merger Agreement or, if known, the consequences of which were not known or reasonably foreseeable by the Board, the Special Committee or any other duly authorized committee of the Board, as applicable (a “Company Intervening Event”) or (ii) an alternative proposal that did not result from a breach of the Company’s non-solicitation restrictions and which the Board, the Special Committee or any other duly authorized committee of the Board, as applicable, determines in good faith (after consultation with its financial advisors and outside legal counsel) would constitute a Superior Proposal (as such term is defined in the Merger Agreement) if consummated (in which latter case the Company may also terminate the Merger Agreement to enter into such Superior Proposal upon payment of a termination fee, as described below). Before the Board may change its recommendation in connection with a Company Intervening Event or a Superior Proposal, or terminate the Merger Agreement to accept a Superior Proposal, the Company must provide Parent with a five business day period (subject to an additional three business day period in the event of changes to the financial terms or any other material term in respect of the Superior Proposal) during which the Company will negotiate in good faith with Parent to make adjustments to the Merger Agreement before determining whether to change its recommendation in response to such Superior Proposal or otherwise.

The Merger Agreement contains termination rights for each of the Company and Parent, including, among others, (i) if the consummation of the Merger does not occur on or before August 4, 2020 (subject to extension to November 4, 2020 at the option of either party if regulatory approvals have not been received by such date), (ii) if any court or other governmental entity enacts, issues, promulgates, enforces or enters any final, non-appealable order restraining, enjoining or otherwise prohibiting consummation of the Merger, (iii) the Requisite Company Approval(s) are not obtained or (iv) the other party has breached any representation, warranty or covenant causing the failure of a closing condition (subject to a cure period).

The Merger Agreement provides that the Company would be required to pay Parent a termination fee of $79,000,000 upon termination of the Merger Agreement under specified circumstances, including (i) the termination by Parent in the event of a change of recommendation by the Board, the Special Committee or any other duly authorized committee of the Board, as applicable, and (ii) the termination by the Company to enter into a definitive agreement with respect to a Superior Proposal or if the Company enters into certain transactions within 12 months of the termination of the Merger Agreement. The Company would be required to pay Parent a termination fee of $52,700,000 upon termination of the Merger Agreement by Parent in the event of a change of recommendation by the Board, the Special Committee or any other duly authorized committee of the Board, as applicable, or by the Company to enter into a definitive agreement with respect to a Superior Proposal if such termination occurs during the Go-Shop Period, in each case, subject to certain limitations.

The Merger Agreement provides that Parent would be required to pay the Company a termination fee of $204,000,000 (the “Parent Termination Fee”) upon termination of the Merger Agreement under specified circumstances, including the termination (i) by the Company due to (x) an uncured or incurable breach by Parent or (y) Parent’s failure to consummate the Merger despite all conditions to closing having been satisfied or waived and the Company standing ready, willing and able to close (including if the debt financing is unavailable) or (ii) by either party due to the failure to obtain certain required regulatory approvals or as a result of an injunction if the reason for such failure or injunction is the result of Parent or its affiliates’ (including CPPIB and any of their respective operating or portfolio companies, investment funds or vehicles or investee companies) failure or refusal to comply with or agree to any regulatory conditions.

In connection with the transactions contemplated by the Merger Agreement, on November 3, 2019, CPP Investment Board Private Holdings (4) Inc. entered into a Limited Guarantee in favor of the Company (the “Limited Guarantee”). The Limited Guarantee provides for, among other things and subject to certain customary terms and conditions set forth therein, the guarantee by CPP Investment Board Private Holdings (4) Inc. of the full, complete and timely performance by Parent of certain payment obligations under the Merger Agreement, including the payment by Parent of the Parent Termination Fee when due in accordance with the Merger Agreement.

The description of the Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or CPPIB. The representations, warranties, covenants and agreements contained in the Merger Agreements were, or will be, made only for purposes of the Merger Agreement, as of the specific dates therein, were solely for the benefit of the parties to the Merger Agreement and the parties expressly identified as third-party beneficiaries thereto, as applicable (except as expressly provided therein), may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or CPPIB’s respective public disclosures, if any.

If the Merger is consummated, the Company Common Stock will be de-listed from the NASDAQ and the Toronto Stock Exchange and de-registered under the Securities Exchange Act of 1934, as amended.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein. The foregoing description of such agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Third Amended and Restated Agreement of Limited Partnership of Pattern Energy Group Holding 2 LP

On November 1, 2019, the Agreement of Limited Partnership of Pattern Energy Group Holdings 2 LP (“PEGH 2”) was amended and restated for the third time (the “A&R PEGH2 LP Agreement”). Such A&R PEGH2 LP Agreement provided for the redesignation of the Class A units and Class B units of PEGH 2 as a single class of units. Units formerly designated as Class A units and Class B units were redesignated as Units (Capital) and Units (Profits Interest), respectively. The redesignation did not change the substantive rights and obligations of the holders of the formerly designated Class A units and Class B units.

In addition, amendments were made to the A&R PEGH2 LP Agreement to (among other things) (i) provide for the recycling of capital contributions that have been returned to the limited partners as partnership distributions, in an amount not to exceed each limited partner’s remaining Units (Capital) commitment amount and (ii) grant the Company a consent right over PEGH 2’s ability to draw funds under an uncommitted multicurrency revolving credit facility for PEGH 2 (the “PEGH 2 Facility”), but also subjects the Company and all other limited partners with Units (Capital) to punitive dilution for failure to fund a capital call needed to prevent an event of default under the PEGH 2 Facility.

The Company continues to hold an approximate 29% ownership interest in PEGH 2 after the redesignation.

A copy of the A&R PEGH2 LP Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of such agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Other Agreements

Simultaneously with the Company’s entry into the Merger Agreement, Parent, Riverstone Pattern Energy II Holdings, L.P., Pattern Energy Group Holdings 2 LP (“Pine 2.0”), Pattern Equity Holdings 2 LLC, certain members of the management team of Pattern Energy Group Holdings 2 LP and a management representative entity entered into an agreement (the “Contribution and Exchange Agreement”), pursuant to which at or following the consummation of the Merger, the Company and Pine 2.0 will be under common ownership.

The Contribution and Exchange Agreement includes certain covenants relating to the matters set forth in the Merger Agreement, including covenants by the parties thereto to (i) use their respective reasonable best efforts to take all actions reasonably necessary or advisable under the Contribution and Exchange Agreement to consummate the Merger as promptly as reasonably practicable,

(ii) comply with the requests or requirements of governmental entities in connection with the Merger and (iii) refrain from taking certain actions that would be reasonably expected to prevent, materially delay, enjoin or materially impair the consummation of the Merger.    The Company is a third party beneficiary of each such covenant.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 3, 2019, the Company’s named executive officers (the “Executives”) entered into amended and restated employment agreements (the “Employment Agreements”).

The Employment Agreements provide, among other things, for a three-year term with automatic renewal for successive one-year periods unless either party provides a timely notice of non-renewal. In the event of a change in control, the employment term will automatically renew for a period of two years beginning on the date of such change in control with the same automatic renewal. The Employment Agreements do not provide for any severance payments upon a termination due to a non-renewal of the agreement at the Company’s election.

The Employment Agreements provide that, in the event of a qualifying termination by the Company without cause or by the Executive for good reason that occurs within 24 months of a change in control, the Executives’ outstanding equity grants will vest in full and/or become immediately exercisable as of immediately prior to the Executive’s termination of employment. With respect to any such equity grants that vest in whole or in part based on the satisfaction of performance-based or market-based conditions, such equity grants will vest with such conditions deemed to have been satisfied based on achievement as follows: (i) if a change in control and such termination each occur prior to the end of the applicable measurement period, such conditions will be deemed to have been satisfied based on achievement of target performance; and (ii) if the termination occurs following a change in control, but after the end of the applicable measurement period, the satisfaction of such condition will be based on actual achievement.

Further, the Employment Agreement with the chief executive officer provides that, upon a qualifying termination by the Company without cause or by him for good reason, he may be reimbursed for up to 18 months of premiums paid to receive continued benefit coverage under the Consolidated Omnibus Budget Reconciliation Act, or “COBRA.” The other Executives may be reimbursed for up to 12 months of COBRA premiums. Otherwise, the Employment Agreements preserve the same severance benefits provided under each Executive’s prior employment agreement.

The Employment Agreements also include a contingent cutback provision pursuant to which, in the event any payments or benefits received by the Executive would be subject to an excise tax under Section 4999 of the Internal Revenue Code, the Executive will receive the greater of (x) such payments reduced by an amount necessary to prevent any portion of the payments from being nondeductible or (y) the full amount of such payments.

Severance payable under the agreements is subject to the execution and non-revocation of a general release of claims and is also conditioned on the named executive officer’s compliance for a period of 24 months with an agreement to refrain from soliciting employees to leave their employment relationship with us.

Copies of the respective Employment Agreement of each Executive are attached hereto as Exhibits 10.2 through 10.6 and are incorporated by reference herein. The foregoing description of such agreements does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 7.01.  Regulation FD Disclosure.

On November 4, 2019, the Company issued an investor presentation containing additional information relating to the Merger. A copy of such investor presentation is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) is being “furnished” and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of Section 18, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 8.01.  Other Events.

On November 4, 2019, the Company issued a joint press release with CPPIB and Riverstone Holdings LLC announcing the Merger. The press release is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

In connection with the Merger, the Company made the following communications, which were first used or made available on November 4, 2019 following the announcement of the Merger:

•	Letter sent by email to the Company’s employees, a copy of which is attached hereto as Exhibit 99.3 and is incorporated by reference herein;

•	Frequently Asked Questions for the Company’s employees, a copy of which is attached hereto as Exhibit 99.4 and is incorporated by reference herein;

•	Script for video presentation to Green Power, a copy of which is attached hereto as Exhibit 99.5 and is incorporated by reference herein;

•	Letter sent to the Company’s offtakers, a copy of which is attached hereto as Exhibit 99.6 and is incorporated by reference herein;

•	Frequently Asked Questions for the Company’s offtakers, a copy of which is attached hereto as Exhibit 99.7 and is incorporated by reference herein;

•	Letter sent to the Company’s property owners, a copy of which is attached hereto as Exhibit 99.8 and is incorporated by reference herein;

•	Frequently Asked Questions for the Company’s property owners, a copy of which is attached hereto as Exhibit 99.9 and is incorporated by reference herein;

•	Letter sent to the Company’s suppliers-partners, a copy of which is attached hereto as Exhibit 99.10 and is incorporated by reference herein;

•	Frequently Asked Questions for the Company’s suppliers-partners, a copy of which is attached hereto as Exhibit 99.11 and is incorporated by reference herein;

•	Team meeting guide for the Company’s employees, a copy of which is attached hereto as Exhibit 99.12 and is incorporated by reference herein; and

•	Town hall presentation to the Company’s employees, a copy of which is attached hereto as Exhibit 99.13 and is incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws. Such statements include statements concerning anticipated future events and expectations that are not historical facts. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions or the negative thereof. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors related to the pending acquisition of the Company, including, without limitation (1) risks related to the consummation of the Merger, including the risks that (a) the Merger may not be consummated within the anticipated time period, or at all, (b) the parties may fail to obtain shareholder approval of the Merger Agreement, (c) the parties may fail to secure the termination or expiration of any waiting period applicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or other applicable jurisdictions or to secure approval under the Competition Act (Canada) as provided in the Merger Agreement, (d) the parties may fail to secure other applicable regulatory approvals, including from the Federal Energy Regulatory Commission, and (e) other conditions to the consummation of the Merger under the Merger Agreement may not be satisfied; (2) the effects that any termination of the Merger Agreement may have on the Company or its business, including the risks that (a) the price of the Company Common Stock may decline significantly if the Merger is not completed, (b) the Merger Agreement may be terminated in circumstances requiring the Company to pay Parent a termination fee, or (c) the circumstances of the termination, including the possible imposition of a 12-month tail period during which the termination fee could be payable upon certain subsequent transactions, may have a chilling effect on alternatives to the Merger; (3) the effects that the announcement or pendency of the Merger may have on the Company and its business, including the risks that as a result (a) the Company’s business, operating results or stock price may suffer, (b) the Company’s current plans and operations may be disrupted, (c) the Company’s ability to retain or recruit key employees may be adversely affected, (d) the Company’s business relationships (including with suppliers, off-takers, and business partners) may be adversely affected, (e) the Company is not able to access the debt or equity markets on favorable terms, or at all, or (f) the Company’s management’s or employees’ attention may be diverted from other important matters; (4) the effect of limitations that the Merger Agreement places on the Company’s ability to operate its business or engage in alternative transactions; (5) the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against the Company and others; (6) the risk that the Merger and related transactions may involve unexpected costs, liabilities or delays; (7) the Company’s ability to continue paying a quarterly dividend; and (8) other economic, business, competitive, legal, regulatory, and/or tax factors under the heading “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as updated or supplemented by subsequent reports that the Company has filed or files with the U.S. Securities and Exchange Commission (“SEC”) and Canadian securities regulatory authorities. Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company does not assume any obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This Current Report on Form 8-K may be deemed to be solicitation material in respect of the Merger. In connection with the proposed transaction, the Company plans to file a proxy statement with the SEC and Canadian securities regulatory authorities. STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN) AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC AND CANADIAN SECURITIES REGULATORY AUTHORITIES WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders and investors will be able to obtain free copies of the proxy statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC’s website at www.sec.gov and the website of the Canadian securities regulatory authorities at www.sedar.com. Copies of the proxy statement (when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting the Company’s Investor Relations department at ir@patternenergy.com or (416) 526-1563.

Participants in Solicitation

The Company and its directors, executive officers and certain employees, may be deemed, under SEC rules and applicable rules in Canada, to be participants in the solicitation of proxies in respect of the Merger. Information regarding the Company’s directors and executive officers is available in its proxy statement filed with the SEC and Canadian securities regulatory authorities on April 23, 2019. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC and Canadian securities regulatory authorities (when they become available). These documents can be obtained free of charge from the Company (when they become available) from the sources indicated above.

Item 9.01.  Exhibits.

d. Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger among Pattern Energy Group Inc., Pacific US Inc. and Pacific BidCo US Inc., dated as of November 3, 2019.

10.1	Third Amended and Restated Agreement of Limited Partnership of Pattern Energy Group Holdings 2 LP, dated effective as of November 1, 2019.

10.2	Amended and Restated Employment Agreement by and between Pattern Energy Group Inc. and Michael M. Garland, dated as of November 3, 2019.

10.3	Amended and Restated Employment Agreement by and between Pattern Energy Group Inc. and Michael J. Lyon, dated as of November 3, 2019.

10.4	Amended and Restated Employment Agreement by and between Pattern Energy Group Inc. and Hunter H. Armistead, dated as of November 3, 2019.

10.5	Amended and Restated Employment Agreement by and between Pattern Energy Group Inc. and Esben W. Pedersen, dated as of November 3, 2019.

10.6	Amended and Restated Employment Agreement by and between Pattern Energy Group Inc. and Daniel M. Elkort, dated as of November 3, 2019.

99.1	Investor presentation dated November 4, 2019.

99.2	Joint press release issued by Pattern Energy Group Inc., CPPIB and Riverstone Holdings LLC, dated November 4, 2019.

99.3	Letter sent by email to the Company’s employees

99.4	Frequently Asked Questions for the Company’s employees

99.5	Script for video presentation to Green Power

99.6	Letter sent to the Company’s offtakers

99.7	Frequently Asked Questions for the Company’s offtakers

99.8	Letter sent to the Company’s property owners

99.9	Frequently Asked Questions for the Company’s property owners

99.10	Letter sent to the Company’s suppliers-partners

99.11	Frequently Asked Questions for the Company’s suppliers-partners

99.12	Team meeting guide for the Company’s employees

99.13	Town hall presentation to the Company’s employees

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2019

PATTERN ENERGY GROUP INC.

By:	/s/ Kim H. Liou
Name:	Kim H. Liou
Title:	General Counsel and Secretary